                             FRONT SIDE OF PROXY

                                    PROXY
                         CHILES OFFSHORE CORPORATION
             SPECIAL MEETING OF SHAREHOLDERS - ____________, 1994
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints C. Ray Bearden and Robert F. Fulton as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Chiles Offshore Corporation, held of record by the undersigned on ___________, 1994, at the Special Meeting of Shareholders of Chiles Offshore Corporation to be held on ____________, 1994 in the ____________ Room of the ______________ at _______________, commencing at 10:00 a.m., local time, or any adjournment or postponement thereof.

     The undersigned hereby revokes any proxy to vote said shares heretofore given. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

     Please sign exactly as name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or an other authorized officer. If a partnership, please sign in partnership name by an authorized person.

     I plan to attend the meeting (Please check if yes)     (  )

1. Authorization, approval and adoption of the Agreement and Plan of Merger dated June 13, 1994, pursuant to which Chiles Offshore Corporation will be merged with and into wholly owned subsidiary of Noble Drilling Corporation.

           (  )  FOR        (  )  AGAINST          (  )  ABSTAIN

                         (continued on reverse side)

                              BACK SIDE OF PROXY

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


                                    If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                                                 Date ____________________, 1994

                                                 _______________________________
                                                           Signature

                                                 _______________________________
                                                    Signature if held jointly


This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.


                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE